UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 11, 2023

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	NEP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 - OTHER EVENTS
Item 8.01 Other Events

On May 11, 2023 Armando Pimentel, Jr., the President and Chief Executive Officer of Florida Power & Light Company, a wholly-owned subsidiary of NextEra Energy, Inc., entered into a pre-arranged trading plan (the Trading Plan) to purchase common units of NextEra Energy Partners, LP, a Delaware limited partnership (NEP Common Units). The Trading Plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934. Rule 10b5-1 permits a person to adopt written, pre-arranged plans for trading in a company’s securities under specified conditions and for specified periods of time when such person is not in possession of material, non-public information about the company.

The Trading Plan entered into by Mr. Pimentel authorizes a broker-dealer to purchase on behalf of Mr. Pimentel $250,000 of NEP Common Units on the open market or otherwise at prevailing market prices on or after August 10, 2023. In accordance with Rule 10b5-1 and the terms of the Trading Plan, Mr. Pimentel has no discretion or control over the timing or effectuation of purchases of NEP Common Units that are made pursuant to the Trading Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 15, 2023

NEXTERA ENERGY PARTNERS, LP
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving General Counsel